                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Extended Stay America, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                    [LOGO]

     450 East Las Olas Boulevard, Suite 1100, Fort Lauderdale, Florida 33301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   May 1, 2001

     You are cordially invited to attend the annual meeting of stockholders of Extended Stay America, Inc., which will be held at the Fort Lauderdale Museum of Art, One East Las Olas Boulevard, Fort Lauderdale, Florida on Tuesday, May 1, 2001, at 11:00 a.m., Eastern time, for the following purposes:

     1.   To elect directors.

     2. To ratify the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as your Company's independent auditors for 2001.

     3. To approve the Extended Stay America, Inc. 2001 Employee Stock Option Plan. A copy of the plan is included as Exhibit B to the enclosed proxy statement.

     4.   To transact any other business that may be presented at the meeting.

     Only stockholders of record at the close of business on March 8, 2001 are entitled to vote at the meeting. A list of those stockholders will be available during normal business hours for a period of 10 days prior to the meeting. The list may be examined by any stockholder, for any purpose relevant to the meeting, at our offices at 450 East Las Olas Boulevard, Suite 1100, Fort Lauderdale, Florida.

     A proxy statement and a proxy card solicited by our Board of Directors are enclosed with this notice. It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to mark, date, and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                Robert A. Brannon
                                President, Chief Operating Officer,
                                Secretary, and Treasurer

Fort Lauderdale, Florida
March 20, 2001

               YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED
                   PROXY AND RETURN IT PROMPTLY. THE PROXY IS
                     REVOCABLE AT ANY TIME PRIOR TO ITS USE

                           EXTENDED STAY AMERICA, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                   May 1, 2001

     We sent you this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares of Extended Stay America at our upcoming Annual Meeting of Stockholders for 2001, and at any postponement or adjournment of that meeting. The meeting is to be held at the Fort Lauderdale Museum of Art, One East Las Olas Boulevard, Fort Lauderdale, Florida at 11:00 a.m., Eastern time, on May 1, 2001. If your proxy is properly executed and returned in a timely manner, it will be voted at the meeting according to the directions you provide. If you do not provide any direction, your proxy will be voted for the election as directors of the nominees named in this Proxy Statement, to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for 2001, and to approve the Extended Stay America, Inc. 2001 Employee Stock Option Plan (the "2001 Plan"). They will also be voted on any other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. You have the power to revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Secretary of Extended Stay America, or by delivery of a later-dated proxy.

     Our principal executive offices are located at 450 East Las Olas Boulevard, Suite 1100, Fort Lauderdale, Florida 33301 (telephone 954/713-1600). This Proxy Statement is dated March 20, 2001 and we expect to mail proxy materials to you beginning on or about that date. In this Proxy Statement, the words "Extended Stay America," "Company," "we," "our," "ours," and "us" refer to Extended Stay America, Inc. and its subsidiaries.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 8, 2001 are entitled to vote at the annual meeting of stockholders. The only voting stock of the Company outstanding is our common stock (the "Common Stock"), of which 95,923,223 shares were outstanding as of the close of business on March 8, 2001. Each share of Common Stock is entitled to one vote.

     The six nominees who receive the highest number of affirmative votes will be elected as directors. For this purpose, only the affirmative votes from the holders of the shares of the Common Stock that are present in person or represented by proxy and entitled to vote at the meeting will be counted. In general, approval of any other matter by stockholders requires the affirmative vote of the holders of a majority of the shares of the Common Stock that are present in person or represented by proxy and entitled to vote at the meeting. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the meeting constitute a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention from voting on a matter has the same legal effect as a vote against the matter. Broker non-votes and directions to withhold authority are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect other than to reduce the number of affirmative votes needed to approve a proposal. An automated system administered by our transfer agent will be used to tabulate the votes.

1.   ELECTION OF OUR BOARD OF DIRECTORS

     Six directors are to be elected at the meeting. We have designated the persons named below as nominees for election as directors. If elected, they will serve for a term expiring at the annual meeting of stockholders in 2002. All of the nominees are serving as directors as of the date of this Proxy Statement.

     Unless you otherwise instruct us, your properly executed proxy, that is returned in a timely manner, will be voted for election of these six nominees. If, however, any of these nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, your proxy will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. In the alternative, the Board of Directors may make a reduction in the number of directors to be elected.

     Biographical information concerning our six nominees is presented below.

     H. Wayne Huizenga, age 63, became one of our directors in August 1995 and serves as the Chairman of our Board of Directors. Mr. Huizenga has also served as Chairman of the Board of AutoNation, Inc., which owns the nation's largest chain of franchised automotive dealerships, since August 1995. Since May 1998, Mr. Huizenga has served as Chairman of the Board and Chief Executive Officer of Republic Services, Inc., a leading provider of non-hazardous solid waste collection and disposal services. Since September 1996, Mr. Huizenga has been Chairman of the Board of Boca Resorts, Inc., which owns and operates luxury resort properties as well as the Florida Panthers professional hockey franchise. Since June 1998, Mr. Huizenga has served as a director of NationsRent, Inc., a national chain providing rental equipment primarily to a broad range of construction and industrial customers. Since June 2000, Mr. Huizenga has served as a director of ANC Rental Corporation, which owns and operates Alamo Rent-A-Car, National Car Rental, and CarTemps USA. Since May 2000, Mr. Huizenga has been Vice-Chairman of the Board of ZixIt Corporation, which develops and markets products and services that enhance privacy, security, and convenience over the internet. From September 1994 until October 1995, Mr. Huizenga served as the Vice-Chairman of Viacom Inc., a diversified entertainment and communications company. During the same period, Mr. Huizenga also served as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom. From April 1987 through September 1995, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster Entertainment Corporation ("Blockbuster"), during which time he helped build Blockbuster from a 19-store chain into the world's largest video rental company. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, Inc., which he helped build into the world's largest integrated solid waste services company, and he served in various capacities, including President, Chief Operating Officer, and a director from its inception until 1984. Mr. Huizenga also currently owns the Miami Dolphins and Pro Player Stadium, the home of the Miami Dolphins.

     George D. Johnson, Jr., age 58, has been our Chief Executive Officer and a director since January 1995. Mr. Johnson is the former President of the Consumer Products Division of Blockbuster Entertainment Group, a division of Viacom. In this position he was responsible for all U.S. video and music stores. Mr. Johnson has over 30 years of experience developing and managing various businesses. He was formerly the managing general partner of WJB Video, the largest Blockbuster franchisee which developed over 200 video stores prior to a merger with Blockbuster in 1993. Mr. Johnson also is the managing member of American Storage, LLC, a chain of 27 self-storage facilities located in the Carolinas and Georgia. He formerly served as a director of Viacom and Chairman of the Board of Home Choice Holdings, Inc. and currently serves on the board of directors of AutoNation, Boca Resorts, and Duke Energy Corporation. He has been the Chairman of the Board of Directors of Johnson Development Associates, Inc. since its founding in 1986. Johnson Development Associates is a real estate management, leasing, and development company controlling approximately four million square feet of commercial, retail, and industrial property located in the Carolinas and Georgia which are owned by various partnerships controlled by Mr. Johnson and his brother, Stewart H. Johnson. Mr. Johnson practiced law in Spartanburg, South Carolina from 1967 until 1986 and served three terms in the South Carolina House of Representatives.

     Donald F. Flynn, age 61, became one of our directors in August 1995. Mr. Flynn is Chairman and Chief Executive Officer of Flynn Enterprises, Inc., a venture capital, hedging, and consulting firm based in Chicago, Illinois. Since February 1998, Mr. Flynn has been the sole director or Chairman of LKQ Corporation, a company engaged in the automobile recycling business. Mr. Flynn was the Vice Chairman of Blue Chip Casino, Inc., an owner and operator of a riverboat gaming vessel located in Michigan City, Indiana, from February 1997 to November 1999, when it was sold to Boyd Gaming Corporation. From 1972 through 1990, Mr. Flynn held various positions with Waste Management, Inc., including Senior Vice President and Chief Financial Officer. Mr. Flynn was one of the original investors in, and a director of, Blockbuster from February 1987 until September 1994 when Blockbuster was sold to Viacom. Mr. Flynn also serves as a director of Psychemedics Corporation, a provider of drug testing services.

     Stewart H. Johnson, age 57, became one of our directors in August 1995. Mr. Johnson is currently the Chairman of the Board of Directors and Chief Executive Officer of Morgan Corporation, a privately-held construction company specializing in site preparation. Mr. Johnson has been directing the operations of Morgan Corporation since 1971. Mr. Johnson also serves as Secretary for Johnson Development Associates. Mr. Johnson is the brother of George D. Johnson, Jr., our Chief Executive Officer.

     John J. Melk, age 64, became one of our directors in August 1995. Mr. Melk has been Chairman and Chief Executive Officer of H2O Plus, Inc., a bath and skin care product manufacturer and retail distributor, since 1988. Mr. Melk has been a private investor in various businesses since March 1984 and prior to March 1984, he held various positions with Waste Management, Inc. and its subsidiaries, including President of Waste Management International plc, a subsidiary of Waste Management, Inc. Mr. Melk also serves as a director of Psychemedics and of Republic Services. From February 1987 until March 1989 and from May 1993 until September 1994, Mr. Melk served as a director of Blockbuster. He also served as the Vice Chairman of Blockbuster from February 1987 until March 1989.

     Peer Pedersen, age 76, became one of our directors in August 1995. In 1957, Mr. Pedersen founded the law firm of Pedersen & Houpt, P.C., in Chicago, Illinois and currently serves as Chairman of the firm. Mr. Pedersen served as a director of Aon Corporation from 1974 to 1998 and as a director of Waste Management, Inc. from 1979 to 1998. He also currently serves as a director of several privately held companies.

                  We recommend that you vote "FOR" the election
                     of each of the nominees for director.

Meetings and Committees of the Board

     Our Board of Directors has three standing committees. They are the Executive Committee, the Audit Committee, and the Compensation Committee. The functions and membership of each Committee are described below. The Board does not have a standing nominating committee. During 2000, the Board of Directors held four meetings and acted once by unanimous written consent. Except for one meeting of our Board of Directors at which Mr. Flynn was absent, all of our directors attended each meeting during 2000.

     The Executive Committee, which is composed of H. Wayne Huizenga and George
D. Johnson, Jr., has the same powers and authority as the Board of Directors and may act when the Board is not in session, subject to the limitations of the Delaware General Corporation Law and our certificate of incorporation and bylaws. The Audit Committee's functions include making recommendations to the Board of Directors on the selection of our independent auditors, reviewing the arrangements for, and scope of, the independent auditors' examination, meeting with the independent auditors, the Board of Directors, and certain of our officers to review the adequacy of internal controls and reporting, and performing any other duties or functions deemed appropriate by the Board of Directors. Messrs. Flynn, Melk, and Pedersen are currently the members of the Audit Committee. The Compensation Committee is responsible for establishing and making recommendations to the Board of Directors regarding salaries to be paid to our officers and is responsible for the administration and interpretation of, and the granting of options under, our various stock option plans. Messrs. Flynn and Melk are currently the members of the Compensation Committee.

     Nominations for election of directors are made by the Board of Directors. Nominations also may be made by a committee appointed by the Board or by any stockholder entitled to vote in the election of directors. See

"Submission of Stockholder Proposals for the 2002 Annual Meeting" at the end of this Proxy Statement for a description of the procedures you need to follow if you want to nominate someone as a director.

     During 2000, the Audit Committee held five meetings and the Compensation Committee acted 87 times by unanimous written consent. The Executive Committee did not act during 2000. In 2000, no director participated in less than 75% of the aggregate of all actions of the Board and all actions of committees of the Board on which such director served.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Report of the Audit Committee", "Report of the Compensation Committee", and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Report of the Audit Committee

     The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of that charter is attached as Exhibit A to this Proxy Statement. All members of the Audit Committee meet the independence standards established by the New York Stock Exchange.

     The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of Extended Stay America's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, the independent auditor, the audited financial statements of Extended Stay America, Inc. as of and for the year ended December 31, 2000. Management of Extended Stay America is responsible for those financial statements and the reporting process, including the system of internal controls. The independent auditor is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

     The Audit Committee met privately with PricewaterhouseCoopers, and discussed issues deemed significant by the auditor, including those required by Statements on Auditing Standards No. 61 and No. 90 (Communications with Audit Committees), as amended. In addition, the Audit Committee received from PricewaterhouseCoopers the written disclosures and the letter required by Independence Standards Board Standard No. 1 and the Audit Committee has discussed with PricewaterhouseCoopers its independence from Extended Stay America and its management. The Audit Committee also considered whether the provision of non-audit services by PricewaterhouseCoopers was compatible with maintaining its independence.

     Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be filed with Extended Stay America's Annual Report on Form 10-K for the year ended December 31, 2000.

                                                         By the Audit Committee:
                                                              Donald F. Flynn
                                                              John J. Melk
                                                              Peer Pedersen

2.   APPOINTMENT OF OUR INDEPENDENT AUDITORS

     Subject to your ratification, the Audit Committee of the Board of Directors has selected, and the Board of Directors has approved, the accounting firm of PricewaterhouseCoopers LLP to serve as our independent auditors for 2001. PricewaterhouseCoopers LLP has served as our independent auditors since the formation of our Company in January 1995 and also has provided non-audit services from time to time.

Audit Fees

     The aggregate fees and expenses of PricewaterhouseCoopers LLP for professional services for the audit of our annual consolidated financial statements for 2000 and the review of the consolidated financial statements included in our Reports on Form 10-Q for 2000 were $192,750.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by PricewaterhouseCoopers LLP to us for financial information system design and implementation services during 2000.

All Other Fees

     The aggregate fees and expenses billed to us for all other services rendered by PricewaterhouseCoopers LLP during 2000 were $51,300. These services included tax services, human resources consulting, and research.

     All audit and non-audit services provided by PricewaterhouseCoopers LLP are approved by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the auditor's independence.

     Representatives of PricewaterhouseCoopers LLP will be available at the annual meeting to respond to your questions. They have advised us that they do not presently intend to make a statement at the annual meeting, although they will have the opportunity to do so.

         We recommend that you vote "FOR" ratification of appointment of PricewaterhouseCoopers LLP as independent auditors for 2001.

3.   APPROVAL OF THE 2001 PLAN

     In order to continue to encourage ownership of our Common Stock by our executives, employees, and key personnel and to provide incentives for them to make maximum efforts for the success of our business, our Board of Directors has adopted and recommends that you vote to approve the 2001 Plan. Options granted under the 2001 Plan are not intended to qualify as "Incentive Stock Options" as defined in the Internal Revenue Code. The full text of the 2001 Plan is attached to this Proxy Statement as Exhibit B. The description below of the 2001 Plan is qualified in its entirety by reference to Exhibit B.

Description of the 2001 Plan

     Our Board of Directors adopted and approved the 2001 Plan in January 2001, subject to approval by our stockholders at our 2001 annual meeting. The 2001 Plan will be administered by the Compensation Committee of our Board of Directors, which consists solely of non-employee directors. The Compensation Committee has authority to determine who will be granted options under the 2001 Plan, the number of shares subject to each option, when options will be granted, the option price of the shares subject to each option (which price will not be less than the fair market value of the shares at the date of grant), and when each option becomes exercisable and the duration of the exercise period. Except for specific situations, such as a change in our control, options granted under the 2001 Plan generally will become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.

     Options may be granted under the 2001 Plan to our key employees and consultants (other than members of the Compensation Committee). Options may be granted with respect to a total of not more than 10,000,000 shares of our Common Stock under the 2001 Plan, subject to antidilution and other adjustment provisions. No options may be granted to a single optionee under the 2001 Plan in excess of 50% of the total number of shares authorized for issuance under the 2001 Plan. No options may be granted under the 2001 Plan after May 1, 2011. If an option expires or is terminated or canceled unexercised as to any shares, those released shares may again be optioned

(including a grant in substitution for a canceled option). As of the date of this Proxy Statement, no options to purchase shares of our Common Stock have been granted under the 2001 Plan.

     Each option is for a term of not more than ten years, as shall be determined by the Compensation Committee at the date of the grant. Options granted under the 2001 Plan may be subject to the conditions that the Compensation Committee may in its discretion determine at the date of grant. The Compensation Committee may provide different termination provisions of an option in the event of termination of employment of the optionee and may accelerate the exercisability of any option or, at any time before the expiration or termination of an option previously granted, extend the terms of that option for an additional period as the Compensation Committee, in its discretion shall determine, except that the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, shall never exceed ten years.

     The Compensation Committee may permit the exercise price to be paid, all or in part, by delivery to us of a promissory note or other shares of our Common Stock in circumstances as the Compensation Committee may specify, valued at the fair market value of our Common Stock on the date of exercise, or by using a "cashless" broker-assisted method.

     If the employment of any optionee with us or any of our subsidiaries is terminated for any reason other than death, permanent disability, retirement after age 65, or pursuant to a change in our control, that optionee's option shall expire immediately. In the event of termination of employment because of a change in our control, the option may be exercised in full, unless otherwise provided at the time of grant, by the optionee or, if he is not living, by his heirs, legatees, or legal representative, during its specified term. In the event of termination of employment because of death, disability, or retirement after age 65, the option may be exercised by the optionee or, if he is not living, by his heirs, legatees, or legal representative, at any time during its specified term prior to three years after the date of that termination, but only to the extent the option was exercisable at the date of that termination.

     An optionee may not transfer any option otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each option shall be exercisable during an optionee's lifetime only by him or her.

     Our Board of Directors or the Compensation Committee may amend or discontinue the 2001 Plan at any time. However, no such amendment or discontinuation shall (1) without the consent of the optionee, change or impair any option previously granted, or (2) without the approval of the holders of a majority of the shares of Common Stock that vote in person or by proxy at a duly held stockholders meeting (a) increase the maximum number of shares which may be purchased by all eligible directors, (b) change the purchase price of any option, or (c) increase the time limitations on the grant of options.

Federal Income Tax Consequences

     We understand that no gain or loss will be recognized by an optionee upon the grant of an option under the 2001 Plan, but that upon exercise of the option ordinary income will be recognized by the optionee measured by the excess of the fair market value of the shares of Common Stock acquired over the option price. We will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. An optionee's basis in shares acquired upon the exercise of an option will be equal to the option price plus the amount of ordinary income recognized by the optionee. An optionee's holding period begins on the date on which the option is exercised.

                We recommend that you vote "FOR" approval of the
                        2001 Employee Stock Option Plan.

                                  OTHER MATTERS

     We know of no matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 8, 2001, certain information regarding the beneficial ownership of the Common Stock by:

     . each person known by us to be the beneficial owner of 5% or more of the outstanding Common Stock;

     .    each of our directors and executive officers; and

     .    all of our directors and executive officers as a group.

     There were approximately 311 record holders and approximately 7,513 beneficial holders of Common Stock and 95,923,223 shares of Common Stock outstanding on that date.

                                                                                       Shares Beneficially
                                                                                              Owned
                                                                                      --------------------
                       Name(1)                                                         Number(2)   Percent
                      -------                                                         ---------   -------
              Credit Suisse Asset Management, LLC (3)..............................    8,202,294    8.6%
              SMALLCAP World Fund, Inc. (4)........................................    6,190,000    6.5
              FMR Corp. (5)........................................................    5,859,603    6.1
              AXA Financial, Inc. (6)..............................................    5,638,000    5.9
              H. Wayne Huizenga (7)................................................   10,398,285   10.7
              George D. Johnson, Jr. (8)...........................................    5,998,105    6.1
              Robert A. Brannon (9)................................................    1,709,158    1.8
              Gregory R. Moxley....................................................      178,979      *
              Donald F. Flynn (10).................................................      923,154      *
              Stewart H. Johnson (11)..............................................      936,970      *
              John J. Melk ........................................................       80,000      *
              Peer Pedersen........................................................    1,392,460    1.5

              All directors and officers as a group
                (8 persons) (7)(8)(9)(10)(11)......................................   33,114,714   32.8%

_____________
* Represents less than 1% of the outstanding Common Stock.

(1) Unless otherwise indicated, the address of such person is c/o Extended Stay America, Inc., 450 E. Las Olas Boulevard, Suite 1100, Fort Lauderdale, Florida 33301.

(2) The numbers and percentages of shares owned by the directors, the Named Executive Officers, and by all officers and directors as a group assume in each case that currently outstanding stock options covering shares of Common Stock which were exercisable within 60 days of March 8, 2001 had been exercised by that person or group as follows: (i) H. Wayne Huizenga-1,218,375; (ii) George D. Johnson, Jr.--2,237,500; (iii) Robert A. Brannon-1,226,004; (iv) Donald F. Flynn-80,000; (v) Stewart H. Johnson--80,000; (vi) John J. Melk--80,000; (vii) Peer Pedersen--10,000;
     (viii) Gregory Moxley-158,578; and (ix) all directors and executive officers as a group--5,090,457.

(3) The number of shares of Common Stock shown as beneficially owned was derived from a Schedule 13G dated February 8, 2001 filed with the Securities and Exchange Commission by the listed stockholder. Credit Suisse Asset Management, LLC is located at 466 Lexington Avenue, New York, New York 10017.

(4) The number of shares of Common Stock shown as beneficially owned was derived from an Amendment to Schedule 13G dated February 9, 2001 filed with the Securities and Exchange Commission by the listed stockholder. SMALLCAP World Fund, Inc. is located at 333 South Hope Street, Los Angeles, California 90071.

(5) The number of shares of Common Stock shown as beneficially owned was derived from an Amendment to Schedule 13G dated February 14, 2001 filed with the Securities and Exchange Commission by the listed stockholder. FMR Corp. is located at 82 Devonshire Street, Boston, Massachusetts 02109.

(6) The number of shares of Common Stock shown as beneficially owned was derived from an Amendment to Schedule 13G dated February 12, 2001 filed with the Securities and Exchange Commission by the listed stockholder. AXA Financial, Inc. (formerly known as The Equitable Companies Incorporated) is located at 1290 Avenue of the Americas, New York, New York 10104.

(7) Includes 9,179,910 shares of Common Stock beneficially owned by Huizenga Investments Limited Partnership, a limited partnership controlled by Mr. Huizenga.

(8) Includes 3,760,605 shares of Common Stock beneficially owned by GDJ, Jr. Investments Limited Partnership, a limited partnership controlled by George
     D. Johnson, Jr.

(9) Includes 483,154 shares of Common Stock beneficially owned by Brannon Investments, L.P., a limited partnership controlled by Mr. Brannon.

(10) Includes 843,154 shares of Common Stock beneficially owned by DNB, L.P., a limited partnership controlled by Mr. Flynn.

(11) Includes 49,088 shares of Common Stock held in a trust for the benefit of George D. Johnson, Jr., of which Stewart H. Johnson is the trustee.

                             EXECUTIVE COMPENSATION

     The following table sets forth, on an annualized basis with respect to salary information, information regarding the compensation we paid to our Chief Executive Officer and each of our other executive officers (hereinafter, the "Named Executive Officers") for all services they rendered to us during 1998, 1999, and 2000. We do not have a restricted stock award program or a long-term incentive plan. Our non-employee directors were paid $6,250 per quarter for their services during 2000, and were reimbursed for their out-of-pocket expenses.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                                                                  Compensation
                                                      Annual Compensation            Awards
                                             -----------------------------------  -------------
                                                                        Other      Securities
                                                                       Annual      Underlying        All Other
    Name and Principal                        Salary       Bonus    Compensation  Options/SARs     Compensation
         Position                    Year       ($)         ($)          ($)           (#)              ($)
--------------------------           ----    -------      ------   -------------  -------------   --------------
George D. Johnson, Jr............    2000         --        --           --           625,000
   Chief Executive Officer           1999         --        --           --           625,000        16,953(1)
                                     1998         --        --           --         1,250,000            --
Robert A. Brannon................    2000    300,000        --           --           375,000
   President, Chief Operating        1999    275,000        --           --           275,000         2,622(1)
     Officer, Secretary, and         1998    275,000        --           --           350,000            --
     Treasurer
Gregory R. Moxley................    2000    175,000        --           --           100,000
   Chief Financial Officer, Vice     1999    142,500        --           --            36,000
     President - Finance, Assistant  1998    135,750        --                         97,000            --
     Secretary, and Assistant
     Treasurer

______________
(1)  Represents income attributed to use of corporate aircraft.

     The following table sets forth individual grants of stock options made to the Named Executive Officers during 2000. The regular option grant for 2001 was made in October 2000 and is reflected in the table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realizable
                                                                                           Value at Assumed
                                                     Percent of                          Annual Rates of Stock
                                                    Total Options                         Price Appreciation
                                                     Granted to   Exercise                for Option Term(3)
                                Date of   Options   Employees in   or Base  Expiration -------------------------
     Name                      Grant(1)   Granted    Fiscal Year   Price(2)   Date         5%             10%
     ----                      --------   -------   ------------- --------- ---------- ----------    -----------
George D. Johnson, Jr........  10/10/00   625,000      16.59%      $ 11.28   10/10/10  $4,434,198    $11,237,129

Robert A. Brannon............   4/12/00   100,000       2.65%      $  7.69    4/12/10  $  483,463    $ 1,225,190
                               10/10/00   275,000       7.30%      $ 11.28   10/10/10  $1,951,047    $ 4,944,337
                                         --------------------                          -------------------------
                                          375,000       9.95%                          $2,434,510    $ 6,169,527

Gregory R. Moxley............   4/12/00    50,000       1.33%      $  7.69    4/12/10  $  241,731    $   612,595
                               10/10/00    50,000       1.33%      $ 11.28   10/10/10  $  354,736    $   898,970
                                         --------------------                          -------------------------
                                          100,000       2.65%                          $  596,467    $ 1,511,565

_____________
(1) Except for specific situations, the options granted become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.

(2) Under our various employee stock option plans, the exercise price must be the fair market value of our Common Stock on the date of grant.

(3) These amounts represent certain assumed annual rates of appreciation calculated from the exercise price, as required by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings depend on the future performance of our Common Stock. We cannot assure you that the amounts reflected in this table will be achieved.

     The following table provides information about the value of unexercised options to purchase our Common Stock at December 31, 2000 for the Named Executive Officers. No options to purchase our Common Stock were exercised by the Named Executive Officers during 2000.

                        AGGREGATE 2000 OPTION/SAR VALUES

                                                      Number of Securities           Value of Unexercised
                                                     Underlying Unexercised          In-the-Money Options/
                                                    Options/SARs at 12/31/00           SARs at 12/31/00*
                                                   --------------------------     --------------------------
                                                   Exercisable  Unexercisable     Exercisable  Unexercisable
     Name                                              (#)           (#)              ($)           ($)
     ----                                          -----------  -------------     -----------  -------------
George D. Johnson, Jr.............................   1,856,250      1,943,750       4,781,211      4,688,477
Robert A. Brannon.................................   1,094,754        812,500       7,042,708      2,314,492
Gregory R. Moxley.................................     156,943        185,635         390,839        592,019

___________
* This column indicates the aggregate amount, if any, by which the market value of our Common Stock on December 31, 2000 exceeded the options' exercise price, based on the closing per share sale price of our Common Stock on December 29, 2000 of $12.85 on the New York Stock Exchange.

     As of December 31, 2000, Mr. Moxley, our Chief Financial Officer, Vice President - Finance, Assistant Secretary and Assistant Treasurer, was indebted to the Company in the amount of $149,588 in connection with an advance made to Mr. Moxley during 1998. That advance was evidenced by a promissory note and bore interest at an annual rate of 8.25%. Mr. Moxley repaid the Company in full in February of 2001.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is currently composed of Messrs. Flynn and Melk. It determines the compensation of our executive officers. Neither Mr. Flynn nor Mr. Melk is an employee of the Company nor are they officers of any entity for which one of our executive officers makes compensation decisions.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our executive officers and directors, and any other person who owns more than 10% of the Common Stock, to file reports of ownership with the Securities and Exchange Commission. They also are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of the forms we received, we believe that during 2000 all filing requirements were complied with.

                      REPORT OF THE COMPENSATION COMMITTEE

     The compensation of our executive officers is generally determined by the Compensation Committee of our Board of Directors. The Compensation Committee, which consists of two of our directors who are not officers or employees, also grants stock options to our key employees and consultants. The following report is about compensation paid or awarded to our executive officers during 2000 and is furnished by our directors who then comprised the Compensation Committee.

General Policies

     Our compensation program is intended to enable the Company to attract, motivate, reward, and retain the management talent it needs to achieve its corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is our policy to provide incentives to the Company's senior management to achieve both short-term and long-term goals. To attain these goals, our policy is to provide a significant portion of executive compensation in the form of at-risk, incentive-based compensation, like stock options. We believe that such a policy, which directly aligns the financial interests of management with your financial interests, provides the proper incentives to attract, reward, and retain high quality management. In determining the nature and amounts of compensation for the Company's executive officers, we take into account all factors that we consider relevant, including overall business conditions and those in the lodging industry, the Company's performance in light of those conditions, the market rates of compensation for executives of similar backgrounds and experience, and the performance of the specific executive officer.

     Section 162(m) of the Internal Revenue Code limits the deduction for federal income tax purposes of certain compensation paid by any publicly-held corporation to its chief executive officer and its four other highest compensated officers to $1 million per executive (the "$1 million cap"). The $1 million cap does not apply to "performance-based" compensation plans as defined under Section 162(m). We believe that the Company's stock option plans qualify as "performance-based" plans that are not subject to the $1 million cap. The other compensation currently paid to the Company's executive officers is not expected to exceed the $1 million cap.

Cash Compensation

     Cash compensation paid to the Company's executive officers consists primarily of salary. In 2000, 1999, and 1998, bonuses generally have not been part of our general executive compensation structure.

     We are aware that most executive officers, upon joining the Company, experienced a significant reduction in annual cash compensation from their prior employment. In addition, we believe, based on the general knowledge and experience of our members, that base salaries for the Company's executive officers are generally low relative to (1) cash salaries of similarly sized or otherwise comparable companies, (2) the contributions of the executive officers to the Company's development and growth, and (3) their experience, responsibilities, and achievements. We determine base salaries for executive officers through a subjective assessment of responsibilities and position within the Company, individual performance, and the Company's overall performance. No specific corporate performance measures are considered.

Stock Options

     We consider incentive compensation in the form of stock options to be an integral, important, and relatively large part of executive compensation in particular and employee compensation generally. We have granted all stock options with an exercise price equal to the fair market value of the Common Stock on the grant date.

     We grant stock options generally to executive officers and other corporate level employees upon their commencement of employment and annually near the beginning of each year. When making grants, we consider factors specific to each employee such as salary, position, and responsibilities. We also consider factors such as the rate of the Company's development and growth, revenue growth, and increases in the market value of the Common Stock. Option grants relating to recruiting and employment offers and special circumstances are recommended by management.

Chief Executive Officer Compensation and Stock Options

     George D. Johnson, Jr. founded the Company in January 1995 and has been its Chief Executive Officer since that time. Mr. Johnson's annual compensation was determined using the same criteria that we used to determine compensation levels for other corporate officers and was based on our assessment of Mr. Johnson's overall performance and on information regarding awards made by similar companies. We believe that Mr. Johnson's experience, dedication, and knowledge have been of vital importance to the successful and ongoing growth of the administration and operations of the Company. We did not assign any specific weighting to these factors. In our view, Mr. Johnson's 2000 compensation package reflected an appropriate balance of (i) the Company's performance in 2000, (ii) Mr. Johnson's own performance level, and (iii) competitive standards. The Company does not pay Mr. Johnson any cash salary or bonus but rather compensates him exclusively through stock option grants. We believe that tying Mr. Johnson's remuneration to the performance of the Company's Common Stock will motivate Mr. Johnson to maximize stockholder value and is consistent with our policy of compensating the Company's senior executives, like Messrs. Huizenga and Johnson, primarily through annual stock option grants.

     For 2000, we granted Messrs. Huizenga, Johnson, Brannon, and Moxley options to purchase 312,000, 625,000, 275,000, and 50,000 shares of Common Stock, respectively, at an exercise price of $11.28125 per share, and granted Messrs. Brannon and Moxley options to purchase 100,000 and 50,000 shares of Common Stock, respectively, at an exercise price of $7.6875.

                                        By the Compensation Committee:
                                                Donald F. Flynn
                                                John J. Melk

                                PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total returns on the Common Stock, the Dow Jones Lodging Index, and the Standard & Poor's 500 Index (assuming dividend reinvestment, except in our case because we have never paid cash dividends on the Common Stock) for the period beginning on December 29, 1995 and ending on December 29, 2000 (which was the last day of our 2000 fiscal year).

                         Comparison of Cumulative Return
                   vs. Dow Jones Lodging and S&P 500 Indices *

                             [GRAPH APPEARS HERE]

     Company/Index Name                           12/29/95   12/31/96   12/31/97   12/31/98   12/31/99   12/29/00
     ------------------                          ---------- ---------- ---------- ---------- ---------- ----------
Extended Stay America, Inc.....................    $100.00    $146.36     $90.45     $76.36     $55.00     $93.45
Dow Jones Lodging Index........................     100.00     141.28     186.00     135.26     129.62     176.52
S&P 500 Index..................................     100.00     120.26     157.56     199.57     238.54     214.36

___________
* Assumes $100 invested on December 29, 1995 in the Common Stock, the Dow Jones Lodging Index, and the S&P 500 Index. Historical results are not necessarily indicative of future performance.

                              CERTAIN TRANSACTIONS

     In connection with the operation of our business, we have leased airplanes from companies owned by George D. Johnson, Jr., our Chief Executive Officer, Stewart Johnson, one of our directors, and members of their families. We paid an aggregate of $2,931,000 under those leases for 2000. We believe that the terms of the use of these aircraft were at least as favorable to us as we could have obtained from an unaffiliated third party. We charged approximately $276,000 in 2000 to George D. Johnson, Jr. and other companies controlled by him for their use of those airplanes.

     We also lease space for our regional offices in Spartanburg, South Carolina from companies controlled by George D. Johnson, Jr. and Stewart Johnson. The current lease agreements expire in December 2001. The leases call for aggregate monthly rent of approximately $5,600 plus certain additional charges. We incurred charges of $79,000 under these leases during 2000.

     In 1996, we entered into a 10-year lease for a suite at Pro Player Stadium with a base rent of $115,000 per year. In 1998, we entered into a 7-year lease for a suite at the National Car Rental Center with a base rent of $120,000 per year. Both of the leases are subject to additional charges and periodic escalation. H. Wayne Huizenga, the Chairman of our Board of Directors, owns Pro Player Stadium. He also is Chairman of the Board of Directors of the company that operates the National Car Rental Center. We believe that the terms of these leases are comparable to those charged to other persons.

     We use the services of Psychemedics Corporation to perform certain employment related services, including drug screening, with respect to our employees. We paid Psychemedics $421,000 for these services in 2000. Donald F. Flynn and John J. Melk, each of whom are directors of the Company, are directors of Psychemedics, which is a publicly-traded company. Messrs. Huizenga, Flynn, and Melk beneficially own approximately 11%, 10%, and 10%, respectively, of Psychemedics' common stock.

                             SOLICITATION OF PROXIES

     The Board of Directors will solicit your proxy by mail. Your proxy may also be solicited by directors, officers, and a small number by our employees personally or by mail, telephone, facsimile, or otherwise. These persons will not be compensated for their services. Brokerage firms, banks, fiduciaries, voting trustees, or other nominees will be requested to forward the proxy soliciting material to the beneficial owners of stock held of record by them, and we have hired Proxy Services Corporation to coordinate that solicitation for a fee of approximately $1,500 plus expenses. The entire cost of the Board of Directors' solicitation will be borne by us.

              SUBMITTING YOUR PROPOSALS FOR THE 2002 ANNUAL MEETING

     According to the rules of the Securities and Exchange Commission, if you want to submit a proposal for inclusion in the proxy material to be distributed by us in connection with our 2002 annual meeting of stockholders, you must do so no later than November 21, 2001. Your proposal should be submitted in writing to the Secretary of the Company at our principal executive offices. In addition, our bylaws require that in order for you properly to bring any business before any meeting of stockholders, including nominations for the election of directors, you must provide written notice, delivered to the Secretary of the Company at our principal executive offices, not less than 60 nor more than 120 days prior to the meeting date. In the event that we provide less than 65 days notice or prior public disclosure of the date of the meeting, your notice, in order to be timely, must be received by us not later than the close of business on the seventh day following the day on which we mailed our notice or gave other disclosure of the meeting date. Your notice must include your name and address as it appears on our records and the class and number of shares of our capital stock you beneficially owned on the record date for the meeting. In addition,
(1) for proposals other than nominations for the election of directors, your notice must include a description of the business you want brought before the meeting, your reasons for conducting that business at the meeting, and any material interest you have in that business, and (2) for proposals relating to your nominations of directors, your notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Securities Exchange Act of 1934, as amended.

                                     GENERAL

     It is important that your proxy be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to mark, date, sign, and return without delay your proxy card in the enclosed addressed envelope.

                                    By Order of the Board of Directors
                                    Robert A. Brannon
                                    President, Chief Operating Officer,
                                    Secretary, and Treasurer

                                                                       Exhibit A

                          EXTENDED STAY AMERICA, INC.
                            AUDIT COMMITTEE CHARTER

Purpose

The audit committee will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the company's business, operations, and risks.

Composition

The committee shall be comprised of not less than three members of the board, and the committee's qualifications will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

Accordingly, all of the members will be directors:

1. Who have no relationship to the company that may interfere with the exercise of their independence from management and the company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the committee. In addition, at least one member of the committee will have accounting or related financial management expertise.

The committee will meet prior to the company's announcement of its earnings each quarter.

Responsibilities and Duties

Internal Control

 .   Review whether management is setting an appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their responsibilities and duties.

 .   Consider the extent to which external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.

 .   Review whether internal control recommendations made by external auditors have been implemented by management.

External Auditors

 .  Review the external auditors' proposed audit scope and approach.

 . Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors.

 . Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards.

 . Require that the external auditors keep the audit committee informed about fraud, illegal acts, deficiencies in internal controls, and certain other matters.

Financial Reporting

General

 . Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and consider their impact on the financial statements.

 . Inquire of management and external auditors about significant risks or exposures and assess the plans to minimize such risk to the company.

Annual Financial Statements

 . Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles.

 . Investigate complex and/or unusual transactions such as restructuring charges and derivative disclosures.

 . Consider and review judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting of and disclosure for obsolete or slow-moving inventory, loan losses, warranty, product and environmental liability, litigation reserves, and other commitments and contingencies.

 . Meet with management and external auditors to review the financial statements and the results of the audit.

 . Consider management's handling of proposed audit adjustments identified by the external auditors.

 . Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations.

 . Ensure that the external auditors communicate required matters to the committee.

Interim Financial Statements

 . Review how management develops and summarizes quarterly financial information, the extent to which the external auditors examine quarterly financial information, and whether the examination is performed on a pre- or post-issuance basis.

 . Meet with management and external auditors, either telephonically or in person, to review the interim financial statements and the results of such review.

 . Consider the accuracy of the interim statements and disclosures, and request explanations from management and external auditors regarding whether:

     . Actual financial results for the quarter or interim period varied significantly from budgeted or projected results.

     . Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company's operations and financing practices.

     . Generally accepted accounting principles have been consistently adhered to.

     . Any actual or proposed changes in accounting or financial reporting practices exist.

     .  Any significant or unusual events or transactions exist.

     . The company's financial and operating controls are functioning effectively.

     . The company has complied with the terms of loan agreements or security indentures.

     . The interim financial statements contain adequate and appropriate disclosures.

 . Ensure that the external auditors communicate certain required matters to the Committee.

Compliance with Laws and Regulations

 . Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

 . Require updates from management, general counsel, and the tax director regarding compliance.

 . Require that all regulatory compliance matters be considered in the preparation of the financial statements.

 . Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

Other Responsibilites

 . Meet with external auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately.

 . Require that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.

 . Review, with the company's counsel, any legal matters that may have a significant impact on the company's financial statements.

 . Review the policies and procedures in effect for considering officers' expenses and perquisites.

 . If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

 .  Perform other oversight functions as requested by the full board.

 .  Review and update the committee's charter annually.

 .  Revise the committee's charter upon approval from the board.

 . Periodically update the board of directors regarding committee activies and institute appropriate recommendations.

                                                                       Exhibit B

                          EXTENDED STAY AMERICA, INC.

                        2001 EMPLOYEE STOCK OPTION PLAN

     1. Statement of Purpose. The purpose of this Stock Option Plan (the "Plan") is to benefit Extended Stay America, Inc. (the "Company") and its subsidiaries by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its subsidiaries.

     2. Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the board of directors of the Company (the "Board of Directors"), whose interpretation of the terms and provisions of the Plan and whose determination of matters pertaining to options granted under the Plan shall be final and conclusive. The Committee shall be composed of two or more disinterested members of the Board of Directors of the Company.

     3. Eligibility. Options shall be granted only to key employees and consultants of the Company and its subsidiaries (including officers of the Company and its subsidiaries but excluding members of the Committee) selected initially and from time to time thereafter by the Committee on the basis of the special importance of their services in the management, development and operations of the Company or its subsidiaries (each such individual receiving options granted under the Plan and each other person entitled to exercise an option granted under the Plan is referred to herein as an "Optionee").

     4. Granting of Options. (a) The Committee may grant options to employees, directors and consultants of the Company and its subsidiaries; provided, however, that members of the Committee shall not be eligible to receive grants of options under the Plan. Pursuant to the Plan, a maximum of 10,000,000 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") may be purchased from the Company, subject to adjustment as provided in Paragraph 10 hereof; provided, however, that the maximum number of shares subject to all options granted to an individual under the Plan shall in no event exceed 50% of the shares of Common Stock authorized for issuance under the Plan. Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         (b) No options shall be granted under the Plan subsequent to the tenth anniversary of the adoption of the Plan. In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

         (c) Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any Optionee any right to be continued in the employment of, or a consulting arrangement with, the Company or any subsidiary, or interfere in any way with the right of the Company or its subsidiaries to terminate his or her employment or consulting arrangement at any time.

     5. Option Price. The option price of any option granted under the Plan shall be determined by the Committee and shall not be less than the fair market value of the shares of Common Stock subject to the option on the date of the grant of such option. Unless the Committee otherwise determines, for purposes of this Paragraph 5, "fair market value" shall be the average of the highest and lowest sales prices of the Common Stock reported on the New York Stock Exchange ("NYSE") (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on the date the option is granted (or, if the date of grant is not a trading date, on the first trading date immediately preceding the date of grant). In the event that the Common Stock is not listed on the NYSE or any other national stock exchange, the fair market value of the shares of Common Stock for all purposes of this Plan shall be reasonably determined by the Committee.

     6. Duration of Options, Increments and Extensions. (a) Subject to the provisions of Paragraph 8 hereof, each option shall be for such term of not more than ten years as shall be determined by the Committee at the date of the grant. Each option shall become exercisable with respect to one-fourth of the total number of shares subject to the option 12 months after the date of its grant and with respect to an additional one-fourth at the end of each 12-month period thereafter during the succeeding three years.

         (b) Notwithstanding any other provisions of the Plan to the contrary, the Committee may in its discretion (i) specifically provide as of the date of the grant for another time or times of exercise; (ii) accelerate the exercisability of any option, subject to such terms and conditions as the Committee deems necessary and appropriate to effectuate the purposes of the Plan, which may include, without limitation, a requirement that the Optionee grant to the Committee an option to repurchase all or a portion of the number of shares acquired upon exercise of the accelerated option for their fair market value, as determined by the Committee, as of the date of acceleration; (iii) at any time prior to the expiration or termination of any options previously granted, extend the term of any option (including such options held by officers) for such additional period or periods as the Committee, in its discretion, may determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years. Subject to the foregoing, all or any part of the options as to which the right to exercise has accrued may be exercised at the time of such accrual or at any time or times thereafter during the option term.

         (c) In the event of a change in control of the Company, all outstanding options shall become immediately exercisable. For the purposes of the Plan, the term "change in control" shall mean (1) that any person is or becomes the beneficial owner, directly or indirectly, of at least 50% of the combined voting power of the Company's outstanding securities, except by reason of a repurchase by the Company of its own securities, or (2) that a change in the composition of the Board of Directors of the Company occurs as a result of which fewer than one-half of the incumbent directors are directors who either had been directors of the Company 24 months prior to such change or were elected or nominated for election to the Board of Directors with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination.

     7. Exercise of Option. (a) An option may be exercised by giving written notice to the Committee, specifying the number of shares to be purchased. The option price for the number of shares of Common Stock for which the option is exercised shall become immediately due and payable; provided, however, that in lieu of cash an Optionee may, with the approval of the Committee, exercise his or her option by (i) delivering a promissory note in accordance with the terms of the Plan and in a form specified by the Company; (ii) tendering to the Company shares of Common Stock owned by him or her and with the certificates therefor registered in his or her name, having a fair market value equal to the cash exercise price of the shares being purchased; or (iii) delivery of an irrevocable written notice instructing the Company to deliver the shares of Common Stock being purchased to a broker selected by the Company, subject to the broker's written guarantee to deliver the cash to the Company, in each case equal to the full consideration of the exercise price for the shares of Common Stock being purchased. For this purpose, the per share value of Common Stock shall be the fair market value on the date of exercise (or, if the date of exercise is not a trading date, on the first trading date immediately preceding the date of exercise), which shall, unless the Committee otherwise determines, be the average of the highest and lowest sales prices of the Common Stock reported on the NYSE (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on such date.

         (b) In connection with the exercise of options granted under the Plan, the Company may make loans to such Optionees as the Committee, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine to be not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, shares of Common Stock having a fair market value at least equal to 150 percent of the principal amount of the loan shall be pledged by the Optionee to the Company as security for payment of the unpaid balance of the loan.

         (c) At the time of the exercise of any option, the Company may require, as a condition of the exercise of such option, the Optionee to pay the Company an amount equal to the amount of the tax the Company may be required to withhold to obtain a deduction for federal and state income tax purposes as a result of the exercise of such option by the Optionee or to comply with applicable law. An Optionee may, with the approval of the Committee, make an election to satisfy the tax withholding obligation by either (1) tendering to the Company shares of Common Stock owned by him or her and with the certificates therefor registered in his or her name, having a fair market value equal to the tax withholding obligation, (2) deduct from any cash payment pursuant to any broker-assisted option exercise (net to Optionee in cash or shares) an amount sufficient to satisfy any withholding tax requirements, or (3) instructing the Company to withhold from the shares of Common Stock otherwise issuable upon the exercise of the option that number of shares having a fair market value equal to the tax withholding obligation. The value of the shares to be delivered or withheld shall be based on the fair market value of the shares of Common Stock on the date of exercise, which shall, unless the Committee otherwise determines, be the average of the highest and lowest sales prices of the Common Stock reported on the NYSE (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on the date of exercise.

          (d) At the time of any exercise of any option, the Company may, if the Company shall determine it necessary or desirable for any reason, require the Optionee (or his or her heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his or her exercise of part or all of the option and a stop order may be placed with the transfer agent for the Common Stock. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     8. Termination of Employment or Consulting Arrangement - Exercise Thereafter. (a) In the event the employment or consulting arrangement of an Optionee with the Company or any of its subsidiaries is terminated for any reason other than the Optionee's death, permanent disability, retirement after age 65 or following a change in control (as defined in Paragraph 6(c) hereof), such Optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting arrangement or an interruption of the continuity thereof. Conversion of an Optionee's employment relationship to a consulting arrangement shall not result in termination of previously granted options.

          (b) In the event of termination of employment or consulting arrangement following a change in control (as defined in Paragraph 6(c) hereof), the option may be exercised in full (without regard to any times of exercise established under Paragraph 6 hereof) by the Optionee or, if the Optionee is not living, by the Optionee's heirs, legatees, or legal representatives, as the case may be, during its specified term. In the event of termination of employment or consulting arrangement because of death, permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as shall be subsequently amended) or retirement after age 65, the option may be exercised by the Optionee, or, if the Optionee dies after such termination, by the Optionee's heirs, legatees, or legal representatives, as the case may be, at any time during its specified term prior to three years after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

          (c) Notwithstanding any other provision of the Plan to the contrary, the Committee may in its discretion provide for such other terms of expiration and termination of an option in the event of termination of the employment or consulting arrangement of the Optionee as the Committee shall determine.

     9. Non-Transferability of Options. No option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and each option shall be exercisable during an Optionee's lifetime only by the Optionee or by the Optionee's legal representative. This restriction on transferability is effective only so long as it is required pursuant to Section 16 under the Securities Exchange Act of 1934, as amended. At the time such restriction on transferability is no longer so required, the Committee, in its discretion, may permit the transfer of an option on such terms and subject to such conditions as the Committee may deem necessary or appropriate or as otherwise may be required by applicable law or regulation.

     10. Adjustment. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or legal entity there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan and for each share of Common Stock then subject to an option granted under the Plan, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan and to each share of Common Stock then subject to an option granted under the Plan. In the event of any such adjustment, the option price per share of Common Stock shall be proportionately adjusted.

     11. Amendment of the Plan. The Board of Directors of the Company or any authorized committee thereof may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall (a) without the consent of the Optionee change or impair any option previously granted, or (b) without the approval of the holders of a majority of the shares of the Common Stock which vote in person or by proxy at a duly held stockholders' meeting, (i) increase the maximum number of shares which may be purchased by all employees pursuant to this Plan, (ii) change the minimum purchase price of any option, or (iii) increase the time limitations on the grant of options.

     12.  Effective Date.  The Plan is effective as of May 1, 2001.

REVOCABLE                   EXTENDED STAY AMERICA, INC.                REVOCABLE
PROXY                                                                      PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders on May 1, 2001 -- 11:00 a.m.

  The undersigned hereby appoints George D. Johnson, Jr. or Robert A. Brannon, or either one of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of Extended Stay America, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 1, 2001, at 11:00 a.m., at the Ft. Lauderdale Museum of Art, One East Las Olas Boulevard, Ft. Lauderdale, Florida, and at any and all postponements and adjournments thereof, as follows:

  This proxy is revocable and will be voted as directed, but if no instructions
  -----------------------
are specified, this proxy will be voted (1)  FOR each of the Nominees listed,
(2) FOR the proposal to ratify the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as independent auditors for the Company in 2001, and (3) FOR the proposal to approve the Company's 2001 Employee Stock Option Plan. If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

               PLEASE MARK, SIGN, DATE, AND MAIL THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.
                 (Continued and to be signed on reverse side.)

                          EXTENDED STAY AMERICA, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]

        This Proxy will be voted in accordance with specifications made.
If no choices are indicated, this Proxy will be voted FOR the election of all of the Nominees and for Items 2 and 3

1.  Election of Directors--Nominees:  H. Wayne Huizenga,         For  Withhold  For All       4.  In their discretion, on such other
    George D. Johnson, Jr., Donald F. Flynn, Stewart H.          All     All    Except            business as may properly come
    Johnson, John J. Melk, and Peer Pedersen                                                      before the meeting.

    -----------------------------------------------------        [_]     [_]      [_]
                    Nominee Exception(s)

2.  To ratify the action of the Board of Directors of            For   Against  Abstain           Check here if you plan to attend
    the Company in appointing PricewaterhouseCoopers                                              the Annual Meeting. [_]
    LLP as independent auditors for the Company in               [_]     [_]      [_]
    2001.

3.  To approve the Company's 2001 Employee Stock                 For  Against  Abstain            The Board of Directors recommends
    Option Plan.                                                                                  a vote FOR the Nominees listed,
                                                                 [_]     [_]      [_]             FOR the proposal to ratify the
                                                                                                  action of the Board of Directors
                                                                                                  in appointing
                                                                                                  PricewaterhouseCoopers LLP, and
                                                                                                  FOR the proposal to approve the
                                                                                                  Company's 2001 Employee Stock
                                                                                                  Option Plan.

                                                                                                  The undersigned acknowledges
                                                                                                  receipt from the Company prior to
                                                                                                  the execution of this proxy of a
                                                                                                  Notice of Annual Meeting of
                                                                                                  Stockholders, a Proxy Statement
                                                                                                  dated March 20, 2001, and the
                                                                                                  Annual Report to Stockholders.

                                                                                                  Dated: _____________________, 2001

                                                                                                  Signature(s)______________________
                                                                                                  __________________________________
                                                                                                  Please sign exactly as name
                                                                                                  appears hereon. Joint owners
                                                                                                  should each sign. Where
                                                                                                  applicable, indicate official
                                                                                                  position or representative
                                                                                                  capacity.


                           . FOLD AND DETACH HERE .

                            YOUR VOTE IS IMPORTANT!

          PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.